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                                EXHIBIT (d)(1)(b)
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                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                             (Effective May 1, 2001)


Funds of the Trust                     Advisory Fees
Total Return Fund . . . . . . . . . .  0.60% on assets up to $1 billion
                                       0.575% on assets of $1 billion and more but less than
                                       $ 2 billion
                                       0.55% on assets of $2 billion and more but less than
                                       $ 5 billion
                                       0.50% for assets of $5 billion and more

Capital Appreciation Fund . . . . . .  0.60% on assets up to $1 billion
                                       0.575% on assets of $1 billion and more but less than
                                       $ 2 billion
                                       0.55% on assets of $2 billion and more but less than $5 billion
                                       0.50% for assets of $5 billion and more

Government Bond Fund. . . . . . . . .  0.50% on assets up to $1 billion
                                       0.475% on assets of $1 billion and more but less than
                                       $ 2 billion.
                                       0.45% on assets of $2 billion and more but less than $5 billion
                                       0.40% for assets of $5 billion and more

Money Market Fund . . . . . . . . . .  0.40% on assets up to $1 billion
                                       0.38% on assets of $1 billion and more but less than $2 billion
                                       0.36% on assets of $2 billion and more but less than $5 billion
                                       0.34% for assets of $5 billion and more

J.P. Morgan NSAT Balanced Fund. . . .  0.75% on assets up to $100 million
  (formerly the . . . . . . . . . . . .0.70% for assets of $100 million and more
  "Nationwide Balanced Fund")

Federated NSAT Equity Income Fund . .  0.80% on assets up to $50 million
  (formerly the . . . . . . . . . . .  0.65% for assets of $50 million and more but less
   "Nationwide Equity Income Fund") .  than $250 million
                                       0.60% on assets of $250 million and more but less
                                       than $500 million
                                       0.55% for assets of $500 million and more

Nationwide Global 50 Fund . . . . . .  1.00% on assets up to $50 million
  (formerly the . . . . . . . . . . .  0.95% for assets of $50 million and more
  "Nationwide Global Equity Fund") .   0.80% on assets up to $50 million

Federated NSAT High Income Bond Fund.  0.65% for assets of $50 million and more but less
  (formerly the . . . . . . . . . . .  than $250 million
  "Nationwide High Income Bond Fund")  0.60% on assets of $250 million and more but less than $500 million
                                       0.55% for assets of $500 million and more

                                    -- 53 --

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                                    Page Two
                             (Effective May 1, 2001)


Funds of the Trust                          Advisory Fees
MAS NSAT Multi Sector Bond Fund. . . . . .  0.75% on assets up to $200 million
(formerly the. . . . . . . . . . . . . . .  0.70% for assets of $200 million and more
  "Nationwide Multi Sector Bond Fund")

Dreyfus NSAT Mid Cap Index Fund. . . . . .  0.50% on assets up to $250 million
  (formerly the. . . . . . . . . . . . . .  0.49% for assets of $250 million and more but less
  "Nationwide Mid Cap Index Fund". . . . .  than $500 million and the "Nationwide Select Advisers. . .  0.48% on assets of $500 million and more but less
  Mid Cap Fund). . . . . . . . . . . . . .  than $750 million
                                            0.47% on assets of $750 million and more but less
                                            than $1 billion
                                            0.45% for assets of $1 billion and more

Nationwide Small Cap Growth Fund . . . . .  1.10% of the Fund's average daily net assets
  (formerly the "Nationwide
  Select Advisers
  Small Cap Growth Fund")

Nationwide Small Cap Value Fund. . . . . .  0.90% on assets up to $200 million
                                            0.85% for assets of $200 million and more

Strong NSAT Mid Cap Growth Fund. . . . . .  0.90% on assets up to $500 million
  (formerly the "Nationwide. . . . . . . .  0.85% for assets of $500 million and more
  Strategic Growth Fund")

Nationwide Strategic Value Fund. . . . . .  0.90% of the Fund's average daily net assets

Nationwide Income Fund . . . . . . . . . .  0.45% of the Fund's average daily net assets

Nationwide Small Company Fund. . . . . . .  0.93% of the Fund's average daily net assets

Gartmore NSAT Millennium . . . . . . . . .  1.03% on assets up to $250 million
  Growth Fund. . . . . . . . . . . . . . .  1.00% on assets of $250 million and more bu less  than $1 billion
                                            0.97% on assets of $1 billion and more but less
                                            than $2 billion
                                            0.94% on assets of $2 billion and more but less
                                            than $5 billion
                                            0.91% for assets of $5 billion and more

Gartmore NSAT Global Technology and. . . .  0.98% of the Fund's average daily net assets
  Communications Fund

Gartmore NSAT Global Health Sciences Fund.  1.00% of the Fund's average daily net assets
   (formerly "Nationwide Global
  Life Sciences Fund II")

Turner NSAT Growth Focus Fund1 . . . . . .  0.90% on assets up to $500 million
  (formerly the "Nationwide Growth . . . .  0.80% on the next $1.5 billion in assets
  Focus Fund II"). . . . . . . . . . . . .  0.75% on assets of $2 billion and more

1  PERFORMANCE  FEE  FOR  THE  TURNER  NSAT  GROWTH  FOCUS  FUND

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months* preceding the end of that month, relative to the investment performance of the Fund's benchmark, the Russell 1000 Growth Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the Russell 1000 Growth Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For  assets  up  to  $500  million               +/-  22  basis  points
Next  $1.5  billion  in  assets                  +/-  18  basis  points
Assets  of  $2  billion  and  more               +/-  16  basis  points


                                    -- 54 --

The investment performance of the Turner NSAT Growth Focus Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having a record date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Russell  1000  Growth  Index  Performance:

The performance of the Russell 1000 Growth Index for a calculation period, expressed as a percentage of the Russell 1000 Growth Index, at the beginning of such period will be the sum of: (1) the change in the level of the Russell 1000 Growth Index during such period; and (2) the value, as calculated consistent with the Russell 1000 Growth Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Russell 1000 Growth Index. For this purpose, cash distributions on the securities that comprise the Russell 1000 Growth Index will be treated as if they were reinvested in the Russell 1000 Growth Index at least as frequently as the end of each calendar quarter following payment of the dividend.

* After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty six months after commencement of operations, the performance fee will be applied completely.

                                         ADVISER
                                         VILLANOVA  MUTUAL  FUND  CAPITAL  TRUST

                                         By:  /s/  Kevin  S.  Crossett
                                         Name:  Kevin  S.  Crossett
                                         Title: VP - Assistant  General  Counsel

                                         TRUST
                                         NATIONWIDE  SEPARATE  ACCOUNT  TRUST


                                         By:  /s/  Gerald  J.  Holland
                                         Name:  Gerald  J.  Holland
                                         Title:  Treasurer

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                                    -- 55 --
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